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                                                                   Exhibit 23(a)

INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this proxy statement/prospectus of ScottishPower on Form F-4 of our report dated March 5, 1999, appearing in the Annual Report on Form 10-K of PacifiCorp and subsidiaries for the year ended December 31, 1998 and to the reference to us under the headings "Selected Historical Financial Information of PacifiCorp" and "Experts" in such proxy statement/prospectus.




DELOITTE & TOUCHE LLP

Portland, Oregon
May 6, 1999